UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor

New York, NY 10004

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 13, 2016, First Capital Real Estate Investments LLC (the “Sponsor”), the sponsor of First Capital Real Estate Trust, Inc. (the “Company”), issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On June 9, 2016, the Sponsor entered into a strategic agreement with Forum Partners Investment Management, LLC (“Forum”), pursuant to which Forum will provide strategic advice to the Sponsor, including with respect to product development, capital raising and operational efficiency. Forum will also provide strategic advice to First Capital Real Estate Advisors, LP (the “Advisor”), the Company’s advisor, and FCREI Property Management, LLC (the “Property Manager”), the Company’s property manager. In connection with the entry into the strategic agreement, the Sponsor entered into a loan agreement with an affiliate of Forum, the proceeds of which were used to partially finance the purchase of the remaining interests in the Advisor, the Property Manager and First Capital Real Estate Operating Partnership, LP (the “Operating Partnership”), the Company’s operating partnership, held by Jacob Frydman, the former chief executive officer and chairman of the Company, as part of a larger settlement agreement entered into with Mr. Frydman. As part of the transaction, Forum received 170,590.36 limited partnership units in the Operating Partnership and the option to receive a 20% interest in the Advisor and the Property Manager.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: June 14, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer